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Exhibit 32.2

Certification of Principal Financial Officer
Required by Rule 13a-14(b) or 15d-14(b)
of the Exchange Act

        In connection with the Annual Report on Form 10-K/A (Amendment No. 1) of Advanstar Communications Inc. (the "Company") for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David W. Montgomery, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ DAVID W. MONTGOMERY David W. Montgomery Chief Executive Officer

Date: June 28, 2005

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Certification of Principal Financial Officer Required by Rule 13a-14(b) or 15d-14(b) of the Exchange Act